Exhibit 99.1

WHITEWAVE FOODS REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2015 RESULTS

EXPECTS CONTINUED STRONG GROWTH IN 2016

•	Total Net Sales Increased 13% and Adjusted Constant Currency Net Sales Increased 15% in both Q4 and Full Year 2015

•	Adjusted Organic Constant Currency Net Sales Increased 9.5% in Full Year 2015

•	Adjusted Total Operating Income Increased 30% in Q4 and 24% in Full Year 2015, Reflecting Continued Operating Margin Expansion

•	Adjusted Diluted Earnings per Share Increased 31% in Q4 to $0.36 and 19% in Full Year 2015 to $1.19, Excluding China Joint Venture Investments

•	Forecasting Full Year 2016 Adjusted Diluted Earnings Per Share of $1.33 to $1.37 and $1.38 to $1.42 on a Constant Currency Basis, Excluding China Joint Venture Investments

•	Expecting High Single-Digit Organic Constant Currency Net Sales Growth for Full Year 2016

DENVER, Colo. - February 11, 2016 - The WhiteWave Foods Company (NYSE: WWAV) today reported record results for the fourth quarter and full year ended December 31, 2015.

Financial Summary:	Three Months Ended December 31,			Year Ended December 31,
In millions, except EPS	2015	2014	% Change*	2015	2014	% Change*

Total Net Sales
Reported	$1,028	$911	+13%	$3,866	$3,437	+13%
Adjusted	$1,028	$911	+13%	$3,867	$3,437	+13%
Adjusted Constant Currency	$1,046	$911	+15%	$3,964	$3,437	+15%
Adjusted Organic Constant Currency	$985	$911	+8%	$3,763	$3,437	+9%

Total Operating Income
Reported	$92	$72	+27%	$332	$267	+25%
Adjusted	$114	$87	+30%	$375	$304	+24%
Adjusted Constant Currency	$117	$87	+34%	$389	$304	+28%

Net Income
Reported	$48	$33	+46%	$168	$140	+20%
Adjusted	$62	$44	+42%	$201	$169	+19%
Adjusted, excluding China J.V.	$65	$49	+33%	$214	$179	+20%

Diluted Earnings per Share (EPS)
Reported	$0.26	$0.18	+45%	$0.94	$0.79	+19%
Adjusted	$0.34	$0.24	+40%	$1.12	$0.95	+18%
Adjusted, excluding China J.V.	$0.36	$0.27	+31%	$1.19	$1.00	+19%
Adj. Constant Currency, excluding China J.V.	$0.37	$0.27	+36%	$1.24	$1.00	+24%

EBITDA
Adjusted	$149	$115	+29%	$508	$428	+19%
Adjusted, excluding China J.V.	$152	$120	+26%	$522	$439	+19%
Adj. Constant Currency, excluding China J.V.	$156	$120	+30%	$542	$439	+23%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave reported fourth quarter 2015 adjusted diluted earnings per share of $0.36, excluding operating costs associated with its China joint venture. Including joint venture costs, WhiteWave reported fourth quarter 2015 adjusted diluted earnings per share of $0.34. Full year 2015 adjusted diluted earnings per share grew 19 percent to $1.19, excluding investments associated with its China joint venture, compared with full year 2014. Including these investments, WhiteWave reported full year 2015 adjusted diluted earnings per share of $1.12.

Net sales for the fourth quarter 2015 were $1,028 million, a 13 percent increase from net sales of $911 million in the fourth quarter 2014. For full year 2015, adjusted net sales were $3,867 million, a 13 percent increase from net sales of $3,437 million in full year 2014. These results were driven by strong growth in the Americas and Europe Foods & Beverages segments, as well as contributions from acquisitions, and were partially offset by declines in the Americas Fresh Foods segment resulting from sales disruptions from an SAP implementation and an intentional reduction in fresh fruit sales.

On a constant currency basis, adjusted net sales increased 15 percent in fourth quarter and 15 percent in full year 2015, when compared to fourth quarter and full year 2014, respectively. Excluding acquisitions, adjusted organic constant currency net sales increased 8 percent in fourth quarter and 9.5 percent in full year 2015, when compared to fourth quarter and full year 2014, respectively.

Adjusted operating income for fourth quarter 2015 increased 30 percent to $114 million, compared to $87 million in fourth quarter 2014. For full year 2015, adjusted operating income increased 24 percent to $375 million, compared to full year 2014 adjusted operating income of $304 million. On a constant currency basis, adjusted operating income increased 34 percent in fourth quarter 2015 over the same period in 2014, and increased 28 percent in full year 2015 over the same period in 2014.

“Our strong fourth quarter results closed out another record year at WhiteWave. We continued to generate significant organic growth behind our core brands, with our recent acquisitions delivering on our growth expectations,” said Gregg Engles, chairman and chief executive officer. “As part of our record 2015 accomplishments, we completed the two highly strategic acquisitions of Vega and Wallaby, opened a new state-of-the-art research and development facility, launched an array of new and innovative products and further expanded and improved our supply chain capabilities. With our broadened portfolio of brands in growing categories that are aligned with enduring consumer trends, we look forward to delivering another year of strong results in 2016.”

AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of three platforms: Plant-based Foods and Beverages, Coffee Creamers and Beverages, and Premium Dairy. In fourth quarter 2015, net sales for Americas Foods & Beverages were $765 million, an increase of 18 percent over fourth quarter 2014. For full year 2015, net sales for Americas Foods & Beverages were $2.8 billion, an increase of 18 percent over full year 2014. Growth in the segment reflects strong organic sales growth and the contributions from acquisitions. Excluding acquisitions and the impact of currency translations, organic constant currency net sales in the segment increased 9 percent in fourth quarter 2015 and 10 percent for full year 2015, driven by growth across all platforms. Organic growth in the segment continues to be driven largely by volumes, aided by some pricing benefits, primarily within the Premium Dairy platform. Adjusted operating income for Americas Foods & Beverages increased 36 percent to $109 million for fourth quarter 2015, and 26 percent to $345 million for full year 2015, compared to the same periods in 2014.

Adjusted constant currency operating margins in the segment expanded over 220 basis points in fourth quarter and over 120 basis points in full year 2015.

Americas Foods & Beverages Segment Summary
In millions	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change*	2015	2014	% Change*
Reported Net Sales	$765	$648	+18%	$2,768	$2,351	+18%
Constant Currency Net Sales	$769	$648	+19%	$2,781	$2,351	+18%
Organic Constant Currency Net Sales	$708	$648	+9%	$2,580	$2,351	+10%

Reported Segment Operating Income	$103	$73	+42%	$334	$264	+26%
Adj. Segment Operating Income	$109	$81	+36%	$345	$274	+26%
Adj. Constant Currency Segment Op. Inc.	$113	$81	+40%	$358	$274	+31%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® dairy-free beverages and yogurts, So Delicious® dairy-free beverages, frozen desserts, and yogurts, and Vega® nutritional dairy-free powders and bars. Net sales for this platform increased 26 percent in fourth quarter 2015 compared to fourth quarter 2014. For full year 2015, net sales increased by 29 percent compared to full year 2014. This growth was driven by the inclusion of acquisitions, along with strong organic volume growth across the platform. Excluding acquisitions, organic sales increased high single-digits on a constant currency basis in the fourth quarter and full year 2015. The plant-based categories in which WhiteWave participates continued to grow in fourth quarter 2015, with refrigerated nut-based beverages increasing 10 percent, frozen desserts and novelties growing 26 percent, and yogurts increasing 35 percent, driven by WhiteWave’s market leading positions in each of these categories. Vega, which was acquired on August 1, 2015, and is therefore not included in WhiteWave’s fourth quarter 2014 results or for the full twelve months of 2015, experienced net sales growth of over 50 percent on a constant currency basis in fourth quarter 2015 over fourth quarter 2014, and with full year 2015 net sales in excess of $125 million.

Coffee Creamers and Beverages
The Coffee Creamers and Beverages platform includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half and half dairy creamers under the LAND O LAKES® and Horizon Organic® brands. Net sales for this platform increased 10 percent in fourth quarter 2015 compared to fourth quarter 2014. For full year 2015, net sales increased by 10 percent compared to full year 2014 driven by strong organic volume growth. Excluding acquisitions, organic sales grew high single-digits for fourth quarter and full year 2015 behind strong growth in Dunkin’ Donuts branded creamers, plant-based creamers and organic half and half. WhiteWave’s portfolio of refrigerated creamers outperformed the category in fourth quarter 2015, resulting in strong share performance.

Premium Dairy
The Premium Dairy platform includes Horizon Organic milk and dairy products, macaroni and cheese, and snacks, along with Wallaby® organic yogurts and organic kefir beverages. Net sales for this platform increased 22 percent in fourth quarter 2015 compared to fourth quarter 2014. For full year 2015, net sales increased 18 percent compared to full year 2014. Sales were primarily driven by price increases and the inclusion of Wallaby. Excluding acquisitions, organic sales grew low-teens for fourth quarter and mid-teens for full year 2015, driven primarily by prior price increases in organic milk, as well as growth in other dairy products and center store products. Growth in the organic milk category increased 7 percent in fourth quarter 2015, driven by increased pricing. Horizon Organic continues to hold a leading market share position in the organic milk category. Wallaby, which was acquired on August 31, 2015, and is therefore not included in WhiteWave’s fourth quarter 2014 results or for the full twelve months of 2015, experienced net sales growth of 30 percent in fourth quarter 2015 over fourth quarter 2014, and full year 2015 net sales growth of 22 percent over full year 2014.

AMERICAS FRESH FOODS SEGMENT
The Americas Fresh Foods segment consists of the Earthbound Farm® brand, which includes organic salads, fruits and vegetables. Net sales for the segment decreased 5 percent in fourth quarter 2015 compared to fourth quarter 2014 due to sales disruptions from an SAP implementation during the quarter and lower fresh fruit sales as a result of a prior decision to exit certain low-margin supplier arrangements. For full year 2015, adjusted net sales decreased 2 percent compared to full year 2014. Adjusted operating income for the segment, excluding higher costs caused by the SAP conversion, decreased 50 percent in fourth quarter 2015 as a result of lower sales and related cost absorption, leading to adjusted operating income declining 11 percent in full year 2015 compared to full year 2014. While our SAP implementation depressed fourth quarter results in our Fresh Foods business, growth in the fresh category remains robust with the organic packaged salad category increasing 9 percent, and Earthbound Farm continuing to hold a leading market share position.

Americas Fresh Foods Segment
In millions	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change*	2015	2014	% Change*
Reported Net Sales	$128	$136	(5%)	$566	$575	(2%)
Adjusted Net Sales	$128	$136	(5%)	$567	$575	(2%)

Reported Segment Operating Income	($9)	$9	(200%)	$25	$48	(47%)
Adj. Segment Operating Income	$5	$9	(50%)	$43	$48	(11%)
*Certain change percentages may not recalculate using the rounded dollar amounts provided

EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of our Plant-based Foods and Beverages that are sold primarily under the Alpro® brand. Net sales in the segment increased 17 percent on a constant currency basis and 6 percent on a reported basis in fourth quarter 2015 compared to fourth quarter 2014. Sales growth continued to be driven by volume growth across the segment’s main European geographies, as well as robust growth across major product lines. Operating income increased 20 percent on an adjusted constant currency and reported basis for fourth quarter 2015.

Europe Foods & Beverages Segment Summary
In millions	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change*	2015	2014	% Change*
Reported Net Sales	$134	$127	+6%	$533	$510	+4%
Constant Currency Net Sales	$149	$127	+17%	$616	$510	+21%

Reported Segment Operating Income	$17	$15	+20%	$68	$53	+28%
Adjusted Segment Operating Income	$18	$15	+21%	$68	$53	+29%
Adj. Constant Currency Segment Op. Inc.	$17	$15	+20%	$68	$53	+29%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

“The fourth quarter was a strong finish to an impressive year of both top and bottom line growth. Our operating performance increased during the year as we continued to realize benefits from our expanded scale, supply chain investments, cost initiatives and strategic acquisitions,” said Kelly Haecker, executive vice president and chief financial officer. “We also continued our margin improvement trend in 2015, delivering almost 100 basis points of constant currency operating margin expansion, significantly exceeding our stated goal of 75 basis points. WhiteWave enters 2016 in a strong position with enhanced systems, capabilities and resources to deliver on continued robust sales and earnings growth.”

OTHER ITEMS
Senior Secured Credit Facilities Modification
On November 6, 2015, WhiteWave entered into a fourth amendment of its senior secured credit facilities to increase term loan borrowings by $520 million, extend maturity dates, reset amortization requirements, lower applicable interest rates and fees, and provide additional operational flexibility. WhiteWave utilized the $520 million of incremental term loan proceeds to pay down outstanding borrowings under the revolving credit facility, net of transaction related expenses, which increased availability under the revolving credit facility by the same amount.

Financial Reporting Changes
On November 16, 2015, WhiteWave announced the appointment of Blaine McPeak to the newly created position of Chief Operating Officer and the promotion of Kevin Yost to U.S. Group President of Americas Foods & Beverages, overseeing WhiteWave’s U.S. businesses including Silk, So Delicious, Horizon, Wallaby, Earthbound Farm, and International Delight, reporting to McPeak. As a result of these management changes, the business operations of the Americas Fresh Foods segment will be reported as the Fresh Foods platform within WhiteWave’s existing Americas Foods & Beverages segment beginning first quarter 2016.

FORWARD OUTLOOK
The company expects continued category growth and volume growth across its core portfolio, along with contributions from its innovation pipeline and acquired businesses to drive strong constant currency net sales growth in 2016. The continued strengthening of the U.S. dollar is expected to modestly lower reported net sales growth rates due to the translation of the Europe Foods & Beverages segment results, as well as the growing Canada sales presence embedded in the Americas Foods & Beverages segment. Management expects first quarter 2016 net sales growth to be 12 percent to 13 percent and full year 2016 net sales growth to be 11 percent to 12 percent on a constant currency basis. On a reported basis, management expects net sales growth to be 11 percent to 12 percent for first quarter 2016 and 10 percent to 11 percent for full year 2016. These growth expectations include low double-digit percentage net sales growth on a reported basis for the Americas Foods & Beverages segment, which will include the results of the Fresh Foods platform in 2016. The company expects mid-teens percentage net sales growth on constant currency basis for the Europe Foods & Beverages segment. Management expects organic net sales percentage growth in the high single-digits on a constant currency basis for full year 2016.

WhiteWave expects its adjusted operating income growth to be moderate over the first quarter of 2016 due to lower expected sales growth in Fresh Foods and expenses related to capacity expansion projects in its Europe Foods & Beverages segment, along with some commodity cost overlaps. Adjusted operating income growth is expected to increase throughout 2016 from the realization of internal production capacity increases and cost reduction initiatives, further scale leverage, and increasing levels of contributions from completed acquisitions. As a result, management expects an adjusted total operating income percentage growth rate for first quarter 2016 to be in the mid-teens on a constant currency basis, translating into low double-digit growth on a U.S. dollar reported basis based on current foreign exchange rates. For full year 2016, management expects adjusted operating income percentage growth in the high-teens to low-twenties on a constant currency basis, converting into mid to high-teens growth on a reported basis, based on current foreign exchange rates. Management is targeting at least 75 basis points of constant currency operating margin expansion for full year 2016.

Interest expense is expected to increase to approximately $70 million to $75 million in 2016, reflecting increased levels of indebtedness related to the financing of acquisitions in 2015. For first quarter 2016, interest expense is estimated to range from $13 million to $15 million due to an expected annual interest rebate on certain loans outstanding, with the remaining quarterly amounts being relatively balanced. Management estimates its effective tax rate to range from 33 percent to 34 percent for full year 2016, with variability by quarter. The company expects its first quarter 2016 tax rate to be at the high end of the 33 percent to 34 percent range.

Management expects to continue to invest in its China joint venture to support the ongoing development of this business. The annual amount of the investment is forecasted to be between $10 million and $12 million and to be approximately $0.06 dilutive to the company’s 2016 adjusted diluted earnings per share, with an adjusted diluted earnings per share impact of approximately $0.02 in first quarter 2016. The timing and amount of actual investments made in 2016 may vary.

Based upon these factors, management expects to achieve from $1.38 to $1.42 in constant currency adjusted diluted earnings per share for 2016, excluding investments in the China joint venture. On a U.S. dollar reported basis, management expects adjusted diluted earnings per share of $1.33 to $1.37 for 2016, based on current foreign exchange rates, excluding investments in the China joint venture.

For first quarter 2016, management expects constant currency adjusted diluted earnings per share of $0.26 to $0.27, excluding investments in the China joint venture. On a reported basis, management expects adjusted diluted earnings per share of between $0.25 and $0.26 for first quarter 2016, based on current foreign exchange rates, excluding China joint venture investments.

2016 Guidance Summary
	First Quarter		Full Year
	Reported	Constant Currency	Reported	Constant Currency
Net Sales Growth	+ 11% - 12%	+ 12% - 13%	+ 10% - 11%	+ 11% - 12%

Adjusted Total Operating Income Growth	+ Low Double Digits %	+ Mid Teens %	+ Mid to High Teens %	+ High Teens to Low Twenties %

Adjusted Diluted EPS	$0.23 - $0.24	$0.24 - $0.25	$1.27 - $1.31	$1.32 - $1.36
China Joint Venture Impact	≈$0.02	≈$0.02	≈$0.06	≈$0.06

Adjusted Diluted EPS - Excluding China J.V.	$0.25 - $0.26	$0.26 - $0.27	$1.33 - $1.37	$1.38 - $1.42

Management projects capital expenditures will be approximately $325 million to $350 million for full year 2016, due to a shift in timing of certain expenditures and projects from calendar year 2015 into 2016, investments in additional production and warehousing capacity and other plant improvements to support continued growth expectations beyond 2016. Timing of capital projects may vary and affect the amount of actual investments made in 2016.

CONFERENCE CALL WEBCAST
A live presentation webcast of WhiteWave’s financial results and outlook will be held at 10:00 am Eastern time today, February 11, 2016, and may be heard by visiting the “events and presentation” section of WhiteWave’s investor relations website at www.whitewave.com/investors. The webcast replay will be available for approximately 45 days. A slide presentation will be available on our website and will accompany the webcast.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. The Company also holds a 49% ownership interest in a joint venture that manufactures markets, distributes, and sells branded plant-based beverages in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company's widely-recognized, leading brands distributed in North America include Silk®, So Delicious® and Vega™ plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® and Wallaby® premium dairy products, and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®, and its plant-based beverages in China are sold under the Silk® ZhiPuMoFang® brand. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and in the “2016 Guidance Summary” table, and statements relating to, among other things, projections of net sales, operating income, and earnings per share, on a GAAP, adjusted and constant currency basis during first quarter and full year 2016, our future tax rate, the financial impact of recent amendments to our senior credit facilities, our innovation and marketing plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected growth and financial impact of Vega and other business acquisitions, the expected financial impact of our investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “estimates,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products and the company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the company’s control and which are described in the company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015 and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the first quarter and full year 2016 may be impacted by our ability or inability to effectively integrate and operate acquired businesses, including Vega and Wallaby, and the amount of our future additional investments in our joint venture in China and expectations for sales and profits or losses in the joint venture. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments eliminate certain costs and benefits, including corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”) and other non-cash related to stock-based compensation expense, non-recurring transaction and integration costs related to acquisitions and other investments, purchase accounting adjustments, non-recurring transition costs related to our separation from Dean Foods Company, non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges, and costs incurred to manage, and losses incurred on our investment in the China joint venture. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below and may be found in a reconciliation schedule posted on the Investor Relations section of the company’s website.

Basis of Presentation
Certain financial measures in this release are presented on a non-GAAP basis that includes an organic basis, a constant currency basis and on an adjusted basis.

Organic Results
Results presented on an organic basis exclude the operations Wallaby acquired on August 31, 2015, Vega acquired on August 1, 2015, EIEIO acquired May 29, 2015; and the operations of the So Delicious business through the ten months ended October 31, 2015, which was acquired on October 31, 2014.

Constant Currency Results
The company determines its constant currency results by dividing or multiplying, as appropriate, the current period local currency results by the currency exchange rates used to translate the company’s financial results in the prior period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior period.

Adjusted Results
Segment financial results for the three months and twelve months ended December 31, 2014 and 2015 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, acquisition related non-recurring transaction and integration costs and elimination of a gain related to an asset disposal. Segment financial results for the three months and twelve months ended December 31, 2015 in the Americas Fresh Foods segment are adjusted to exclude the acquisition related non-recurring purchase accounting adjustments, transaction and integration costs and SAP implementation costs and temporary increased costs associated with the information system conversion. Segment financial results for the three months and twelve months ended December 31, 2015 in the Europe Foods & Beverages segment are adjusted to exclude non-recurring acquisition transaction costs. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

CONTACTS
Investor Relations:
Dave Oldani
+1 (303) 635-4747
Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Three months ended December 31,
	2015	2014
	(In thousands, except share and per share data)

Net sales	$1,027,633	$910,989
Cost of sales	690,232	609,055
Gross profit	337,401	301,934
Operating expenses:
Selling, distribution and marketing	176,068	159,809
General and administrative	69,311	70,109
Asset disposal and exit costs	—	(362)
Total operating expenses	245,379	229,556
Operating income	92,022	72,378
Other expense:
Interest expense	19,547	14,025
Other (income) expense, net	(994)	2,579
Total other expense	18,553	16,604
Income before income taxes	73,469	55,774
Income tax expense	23,681	19,220
Income before loss in equity method investments	49,788	36,554
Loss in equity method investments	2,208	3,993
Net income	$47,580	$32,561

Weighted average common shares:
Basic	176,169,675	174,317,551
Diluted	180,230,928	178,738,891

Net income per share:
Basic	$0.28	$0.19
Diluted	$0.26	$0.18

The WhiteWave Foods Company
Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Year ended December 31,
	2015	2014
	(In thousands, except share and per share data)

Net sales	$3,866,295	$3,436,605
Cost of sales	2,543,030	2,283,441
Gross profit	1,323,265	1,153,164
Operating expenses:
Selling, distribution and marketing	705,924	621,866
General and administrative	285,135	265,678
Asset disposal and exit costs	—	(1,066)
Total operating expenses	991,059	886,478
Operating income	332,206	266,686
Other expense:
Interest expense	58,127	36,972
Other expense, net	6,343	5,266
Total other expense	64,470	42,238
Income before income taxes	267,736	224,448
Income tax expense	87,908	78,279
Income before loss in equity method investments	179,828	146,169
Loss in equity method investments	11,435	5,984
Net income	$168,393	$140,185

Weighted average common shares:
Basic	175,511,811	174,013,700
Diluted	180,084,949	177,949,916

Net income per share:
Basic	$0.96	$0.81
Diluted	$0.94	$0.79

The WhiteWave Foods Company
Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	December 31, 2015	December 31, 2014
	(In thousands)
ASSETS
Cash and cash equivalents	$38,610	$50,240
Trade receivables, net of allowance of $2,127 and $2,343	257,548	192,692
Inventories	270,737	215,669
Prepaid expenses and other current assets	39,782	50,323
Total current assets	606,677	508,924
Equity method investments	30,772	43,160
Property, plant, and equipment, net	1,137,521	993,207
Identifiable intangible and other assets, net	1,038,577	705,500
Goodwill	1,415,322	1,068,276
Total Assets	$4,228,869	$3,319,067

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$549,713	$469,764
Current portion of debt and capital lease obligations	51,449	21,158
Income tax payable	3,043	496
Total current liabilities	604,205	491,418
Long-term debt and capital lease obligations, net of debt issuance costs	2,078,940	1,472,206
Deferred income taxes	293,326	236,852
Other long-term liabilities	41,490	42,104
Total Liabilities	3,017,961	2,242,580

Common stock	1,762	1,744
Additional paid-in capital	914,975	878,549
Retained earnings	425,705	257,312
Accumulated other comprehensive loss	(131,534)	(61,118)
Total Shareholders' Equity	1,210,908	1,076,487
Total Liabilities and Shareholders' Equity	$4,228,869	$3,319,067

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Year ended December 31,
	2015	2014
	(In thousands)
Operating Activities
Net income	$168,393	$140,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,019	110,567
Share-based compensation expense	32,489	26,648
Amortization of debt issuance costs	4,192	3,173
Mark-to-market on derivative instruments	8,277	15,159
Net change in operating assets and liabilities, net of acquisitions, and other adjustments	(18,064)	(11,119)
Net cash provided by operating activities	315,306	284,613

Investing Activities
Investment in equity investments	(701)	(50,285)
Payments for acquisitions, net of cash acquired of $8,521 and $7,190	(707,605)	(798,446)
Payments for property, plant, and equipment	(258,488)	(292,357)
Proceeds from sale of fixed assets	8,962	464
Other investing activities	346	—
Net cash used in investing activities	(957,486)	(1,140,624)

Financing Activities
Proceeds from the issuance of debt	520,000	1,025,000
Other debt related activity	116,241	(193,694)
Other financing activities	(330)	(18,088)
Net cash provided by financing activities	635,911	813,218
Effect of exchange rate changes on cash and cash equivalents	(5,361)	(8,072)
Decrease in cash and cash equivalents	(11,630)	(50,865)
Cash and cash equivalents, beginning of period	50,240	101,105
Cash and cash equivalents, end of period	$38,610	$50,240

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended December 31, 2015					Three months ended December 31, 2014
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Net sales	$1,027,633	$—		$1,027,633		$910,989	$—		$910,989
Cost of sales	690,232	(14,098)	(a)(b)	676,134		609,055	(2,103)	(b)	606,952
Gross profit	337,401	14,098		351,499		301,934	2,103		304,037
Operating expenses:
Selling, distribution and marketing	176,068	(2,732)	(b)	173,336		159,809	(5,270)	(b)	154,539
General and administrative	69,311	(4,734)	(a)	64,577		70,109	(7,772)	(a)	62,337
Asset disposal and exit costs	—	—		—		(362)	362	(g)	—
Total operating expenses	245,379	(7,466)		237,913		229,556	(12,680)		216,876
Operating income	92,022	21,564		113,586		72,378	14,783		87,161
Other expense:
Interest expense	19,547	(1,521)	(h)	18,026		14,025	—		14,025
Other (income) expense, net	(994)	994	(c)	—		2,579	(2,587)	(c)	(8)
Total other expense	18,553	(527)		18,026		16,604	(2,587)		14,017
Income before income taxes	73,469	22,091		95,560		55,774	17,370		73,144
Income tax expense	23,681	7,854	(d)	31,535		19,220	6,235	(d)	25,455
Income before loss in equity method investments	49,788	14,237		64,025		36,554	11		47,689
Loss in equity method investments	2,208	—		2,208		3,993	—		3,993
Net income	$47,580	$14,237		$61,817		$32,561	$11,135		$43,696
Earnings per Share:
Basic				$0.35					$0.25
Diluted				$0.34					$0.24
Weighted Average Common Shares:
Basic				176,169,675					174,317,551
Diluted				180,230,928					178,738,891

Adjusted net income excluding China joint venture activities:
Adjusted net income				$61,817					$43,696
Corporate related joint venture expenses, net of tax				672	(e)				995	(e)
Loss in China joint venture equity method investment				2,065	(f)				3,994	(f)
Adjusted net income excluding China joint venture activities				$64,554					$48,685

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.37					$0.28
Diluted				$0.36					$0.27

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended December 31, 2015				Three months ended December 31, 2014
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Net sales
Americas Foods & Beverages	$764,824	$—		$764,824	$648,035	$—		$648,035
Americas Fresh Foods	128,444	—		128,444	135,672	—		135,672
Europe Foods & Beverages	134,365	—		134,365	127,282	—		127,282
Total	$1,027,633	$—		$1,027,633	$910,989	$—		$910,989

Operating income
Americas Foods & Beverages	103,059	6,137	(a)(b)	109,196	72,728	7,807	(a)(b)(g)	80,535
Americas Fresh Foods	(9,260)	13,891	(a)	4,631	9,261	—		9,261
Europe Foods & Beverages	17,440	194	(a)	17,634	14,534	—		14,534
Total consolidated segment operating income	111,239	20,222		131,461	96,523	7,807		104,330
Corporate and other	(19,217)	1,342	(a)	(17,875)	(24,145)	6,976	(a)	(17,169)
Total operating income	$92,022	$21,564		$113,586	$72,378	$14,783		$87,161

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
	2015		2014
	(In thousands)
Net income	$47,580		$32,561
Interest expense, net	19,547		14,025
Income tax expense	23,681		19,220
Depreciation and amortization	33,343		28,415
EBITDA	$124,151		$94,221
Transaction, integration & transition costs	16,477	(a)	3,931	(a)(g)
Mark to market adjustments on hedging transactions	2,798	(b)(c)	9,960	(b)(c)
IPO grants & non-cash stock-based compensation	5,190	(a)(i)	6,859	(a)(i)
Adjusted EBITDA	$148,616		$114,971

Corporate related joint venture expenses	$1,002	(e)	$1,526	(e)
Loss in China joint venture equity method investment	2,065	(f)	3,993	(f)
Adjusted EBITDA excluding China joint venture activities	$151,684		$120,490

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Year ended December 31, 2015					Year ended December 31, 2014
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Net sales	$3,866,295	$750	(a)	$3,867,045		$3,436,605	$—		$3,436,605
Cost of sales	2,543,030	(15,038)	(a)(b)	2,527,992		2,283,441	(2,821)	(b)	2,280,620
Gross profit	1,323,265	15,788		1,339,053		1,153,164	2,821		1,155,985
Operating expenses:
Selling, distribution and marketing	705,924	(2,005)	(b)	703,919		621,866	(7,065)	(b)	614,801
General and administrative	285,135	(25,482)	(a)	259,653		265,678	(28,107)	(a)	237,571
Asset disposal and exit costs	—	—		—		(1,066)	1,066	(g)	—
Total operating expenses	991,059	(27,487)		963,572		886,478	(34,106)		852,372
Operating income	332,206	43,275		375,481		266,686	36,927		303,613
Other expense:
Interest expense	58,127	(1,521)	(h)	56,606		36,972	(831)	(h)	36,141
Other expense, net	6,343	(6,348)	(c)	(5)		5,266	(5,273)	(c)	(7)
Total other expense	64,470	(7,869)		56,601		42,238	(6,104)		36,134
Income before income taxes	267,736	51,144		318,880		224,448	43,031		267,479
Income tax expense	87,908	18,439	(d)	106,347		78,279	14,406	(d)	92,685
Income before loss in equity method investments	179,828	32,705		212,533		146,169	28,625		174,794
Loss in equity method investments	11,435	—		11,435		5,984	—		5,984
Net income	$168,393	$32,705		$201,098		$140,185	$28,625		$168,810
Earnings per Share:
Basic				$1.15					$0.97
Diluted				$1.12					$0.95
Weighted Average Common Shares:
Basic				175,511,811					174,013,700
Diluted				180,084,949					177,949,916

Adjusted net income excluding China joint venture activities:
Adjusted net income				$201,098					$168,810
Corporate related joint venture expenses, net of tax				2,450	(e)				3,716	(e)
Loss in China joint venture equity method investment				10,717	(f)				5,984	(f)
Adjusted net income excluding China joint venture activities				$214,265					$178,510

Adjusted earnings per share excluding China joint venture activities:
Basic				$1.22					$1.03
Diluted				$1.19					$1.00

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Year ended December 31, 2015				Year ended December 31, 2014
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Net sales
Americas Foods & Beverages	$2,767,857	$—		$2,767,857	$2,350,825	$—		$2,350,825
Americas Fresh Foods	565,875	750	(a)	566,625	575,283	—		575,283
Europe Foods & Beverages	532,563	—		532,563	510,497	—		510,497
Total	$3,866,295	$750		$3,867,045	$3,436,605	$—		$3,436,605

Operating income
Americas Foods & Beverages	333,957	10,569	(a)(b)	344,526	264,197	9,616	(a)(b)(g)	273,813
Americas Fresh Foods	25,354	17,247	(a)	42,601	47,723	—		47,723
Europe Foods & Beverages	67,506	274	(a)	67,780	52,673	—		52,673
Total consolidated segment operating income	426,817	28,090		454,907	364,593	9,616		374,209
Corporate and other	(94,611)	15,185	(a)	(79,426)	(97,907)	27,311	(a)	(70,596)
Total operating income	$332,206	$43,275		$375,481	$266,686	$36,927		$303,613

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Year ended December 31,
	2015		2014
	(In thousands)
Net income	$168,393		$140,185
Interest expense, net	58,127		36,972
Income tax expense	87,908		78,280
Depreciation and amortization	120,019		110,567
EBITDA	$434,447		$366,004
Transaction, integration & transition costs	26,605	(a)	14,782	(a)(g)
Mark to market adjustments on hedging transactions	9,107	(b)(c)	15,159	(b)(c)
IPO grants & non-cash stock-based compensation	37,658	(a)(i)	31,795	(a)(i)
Adjusted EBITDA	$507,817		$427,740

Corporate related joint venture expenses	$3,676	(e)	$5,687	(e)
Loss in China joint venture equity method investment	10,717	(f)	5,984	(f)
Adjusted EBITDA excluding China joint venture activities	$522,210		$439,411

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	Elimination of stock compensation expense for the IPO grants.

•	$1.3 million for the three months ended December 31, 2015.

•	$3.5 million for the three months ended December 31, 2014.

•	$13.2 million for the twelve months ended December 31, 2015.

•	$12.3 million for the twelve months ended December 31, 2014.

ii.	Elimination of non-recurring purchase accounting adjustments, transaction and integration costs related to acquisitions and other investments.
Americas Foods & Beverages

•	$2.3 million in transaction and integration costs related to acquisitions for the three months ended December 31, 2015.

•	$0.8 million transaction and integration costs related to acquisitions for the three months ended December 31, 2014.

•	$7.8 million in transaction and integration costs related to acquisitions for the twelve months ended December 31, 2015.

•	$0.8 million transaction and integration costs related to acquisitions for the twelve months ended December 31, 2014.

Americas Fresh Foods

•	$13.9 million in SAP implementation costs and integration costs for the three months ended December 31, 2015.

•	$16.5 million in SAP implementation costs and integration costs for the twelve months ended December 31, 2015.

Europe Foods & Beverages

•	$0.2 million in transaction costs related to acquisitions for the three months ended December 31, 2015.

•	$0.3 million in transaction costs related to acquisitions for the twelve months ended December 31, 2015.

Corporate

•	$0.2 million in transaction costs related to acquisitions for the three months ended December 31, 2015.

•	$3.4 million in transaction costs related to acquisitions for the three months ended December 31, 2014.

•	$10.0 million in transaction costs related to acquisitions and a $7.9 million reversal of income related to purchase accounting adjustments for the twelve months ended December 31, 2015.

•	$13.7 million in transaction costs related to acquisitions and other investments for the twelve months ended December 31, 2014.

iii.	Elimination of non-recurring transition costs related to the separation from Dean Foods Company.

•	$nil million for the three months ended December 31, 2015.

•	$0.1 million for the three months ended December 31, 2014.

•	$nil million for the twelve months ended December 31, 2015.

•	$1.3 million for the twelve months ended December 31, 2014.

(b)	The adjustment reflects elimination of the expense related to the mark-to-market adjustment on commodity hedges.

•	$3.8 million for the three months ended December 31, 2015.

•	$7.4 million for the three months ended December 31, 2014.

•	$2.8 million for the twelve months ended December 31, 2015.

•	$9.9 million for the twelve months ended December 31, 2014.

(c)	The adjustment reflects elimination of the (income)/expense related to the mark-to-market adjustment on interest rate hedges.

•	($1.0) million for the three months ended December 31, 2015.

•	$2.6 million for the three months ended December 31, 2014.

•	$6.3 million for the twelve months ended December 31, 2015.

•	$5.3 million for the twelve months ended December 31, 2014.

(d)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(e)	The adjustment reflects the elimination of costs incurred to manage our China Joint Venture investment.

•	$1.4 million ($0.7 million, net of tax) for the three months ended December 31, 2015.

•	$1.5 million ($1.0 million, net of tax) for the three months ended December 31, 2014.

•	$4.1 million ($2.5 million, net of tax) for the twelve months ended December 31, 2015.

•	$5.7 million ($3.7 million, net of tax) for the twelve months ended December 31, 2014.

(f)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$2.1 million for the three months ended December 31, 2015.

•	$4.0 million for the three months ended December 31, 2014.

•	$10.7 million for the twelve months ended December 31, 2015.

•	$6.0 million for the twelve months ended December 31, 2014.

(g)	The adjustment reflects elimination of a gain recognized from the reversal of restructuring costs incurred in connection with the sale of the dairy farm in Idaho.

•	$nil million for the three months ended December 31, 2015.

•	($0.4) million for the three months ended December 31, 2014.

•	$nil million for the twelve months ended December 31, 2015.

•	($1.1) million for the twelve months ended December 31, 2014.

(h)	The adjustment reflects elimination of expense related to debt issuance costs written off as a result of the debt modification.

•	$1.5 million for the three months ended December 31, 2015.

•	$nil million for the three months ended December 31, 2014.

•	$1.5 million for the twelve months ended December 31, 2015.

•	$0.8 million for the twelve months ended December 31, 2014.

(i)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$3.9 million for the three months ended December 31, 2015.

•	$3.4 million for the three months ended December 31, 2014.

•	$24.4 million for the twelve months ended December 31, 2015.

•	$19.5 million for the twelve months ended December 31, 2014.